COFFEE PACIFICA APPOINTS A CHIEF OPERATING OFFICER AND INCREASES TO 144 CO-OP'S AND 100,000 FARMERS

Las Vegas, Nevada, Coffee Pacifica, Inc. (OTCBB:"CFPC") announced today that it has promoted Mr. Terry Klassen to be the new Chief Operating Officer ("COO"). Mr. Klassen initially joined the company on June 1 2005, as the Vice President Coffee Sales. Mr. Klassen's increased responsibilities include the day to day management and operation of Coffee Pacifica's business affairs including the marketing and sales of green bean coffee in the United States, Canada and Europe. Mr. Klassen has wide-ranging sales experience in the coffee industry with green bean coffee and coffee related products. Mr. Klassen has held numerous senior management positions, including President of Coffee Butlers LLC, Vice President Western Sales with UsRefresh Coffee and Vending and recently as a President of Vogue International Coffee Products Broker Inc.

Mr. Klassen stated that "the demand for our PNG green beans outstrips our current shipping receipt which bodes well for our 2006 sales. We are seeing repeat business from our customers; an indication of the acceptance of our superior service and green beans. Accordingly, we intend to capitalize and improve on our current position and are developing marketing strategies to become a #1 supplier of PNG beans in United States and Canada."

Coffee Pacifica, Inc. is a distributor and a marketer in the United States, Canada and Europe of green bean coffee grown in Papua New Guinea. Green bean coffee in Papua New Guinea is grown by Coffee Pacifica's shareholder-farmers in the Highland region's rich volcanic soils between the altitudes of 4,000 and 6,000 feet above sea level. Papua New Guinea coffee is well regarded by consumers for its uniqueness, consistency and special flavor characteristics. For more information about our coffee products, visit our website at www.coffeepacifica.com. Coffee Pacifica's wholly owned subsidiary, Uncommon Grounds Inc, is based in Berkeley, California, visit the website at www.uncommongrounds.net for information on the roasted coffee beans on sale.

PNG Coffee Growers Federation Ltd. ("PNGCGF") is our strategic partner and a major shareholder. PNGCGF's shareholders are 144 individual independent coffee grower co-operatives in 11 of the 13 coffee growing provinces in Papua New Guinea. This represents approximately 100,000 individual coffee farmers involved in producing co-operative coffee. The high quality premium-grade coffee produced by the co-operatives are pooled and marketed by Coffee Pacifica.

Except for the historical matters contained herein, statements in this press release contain "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties which may affect the Company's business and prospects. Actual results could differ materially, as the result of such factors as: (1) competition in the markets for the Company's green bean coffee; (2) the ability of the Company to execute its plans; and (3) other factors detailed in the Company's public filings with the SEC. By making these forward-looking statements, the Company can give no assurances that transactions described in this press release will be successfully completed, and undertakes no obligation to update these statements for revisions or changes after the date of this press release. This release should be read in conjunction with our Annual Report on Form 10-KSB and our other filings with the SEC through the date of this release, which identifies important factors that could affect the forward-looking statements in this release. In addition, factors that could cause actual results to differ materially from those contemplated in the statements include, without limitation, overall economic conditions, and other risks associated generally with green bean coffee business. These forward-looking statements are not guarantees of future performance.

Coffee Pacifica Inc, Corporate Relations, Lionel Gosselin, 877 318 9343

Investor Relations: Capital Group Communications Inc, Mark Bernhard (415) 843 0200